Exhibit 3.35

OPERATING AGREEMENT

OF

NEW YORK STATE LIMITED LIABILITY COMPANY

This Operating Agreement (“Agreement”) of Carmela’s LLC (the “Company”), effective as of this 16th day of July, 2004, by, between and among the undersigned confirms our understanding as to the matters contained herein.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.1 As used herein, the following terms and phrases shall have the meanings indicated:

A.	“Act” shall mean the New York Limited Liability Company Law, as amended.

B.	“Capital Account” shall mean, with respect to each Member, the account established for each Member pursuant to Section 6.5, which will initially equal the Capital Contributions of such Member and will be (a) increased by the amount of Net Profits allocated to such Member and (b) reduced by the amount of Net Losses allocated to such Member and the amount of Cash Flow distributed to such Member. Members’ Capital Accounts shall be determined and maintained in accordance with the rules of paragraph (b)(2)(iv) of Regulation Section 1.704-1 of the Code.

C.	“Capital Contributions” shall mean the fair market value of the amounts contributed by the Members pursuant to Section 6.1.

D.	“Cash Flow” shall have the meaning provided in Section 7.1.

E.	“Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent revenue laws.

F.	“Operating Managers” shall mean the Member or Members selected by the Members in accordance with this Agreement to serve as Operating Manager or Operating Managers of the Company.

G.	“Members” shall mean the persons designated as such in Schedule A of this Agreement, any successor(s) to their interests as such in the Company; and any other person who pursuant to this Agreement shall become a Member, and any reference to a “Member” shall be to any one of the then Members.

H.	“Net Profits” and “Net Losses” shall mean the net profit or net loss, respectively, of the Company determined in accordance with Section 8.1.

I.	The words “Membership Interest” shall mean a Member’s interest in the Company which shall be in the proportion that the Member’s share of the current profits of the Company bears to the aggregate shares of all the Members. A Membership Interest may be evidenced by a certificate issued by the Company. A Membership Interest may be expressed on a certificate as “Units” where a Member’s Unit shall be in the proportion that the Member’s Interest bears to the aggregate Membership Interests of all Members. A Member’s Interest may be a certificated security or an uncertificated security within the meaning of section 8-102 of the Uniform Commercial Code if the requirements of section 8-103(c) are met, and if the requirements are not met such interest shall, for purposes of the Uniform Commercial Code, be deemed to be a general intangible asset.

J.	“Company” shall mean this limited liability company, to wit: Carmela’s LLC

K.	“Person” shall mean any natural person, corporation, partnership, joint venture, association, limited liability company or other business or legal entity.

ARTICLE II

Organization of the Company

SECTION 2.1 The purpose of the Company is to conduct any lawful business for which limited liability companies may be organized and to do all things necessary or useful in connection with the foregoing.

SECTION 2.2 The Company name shall be “Carmela’s LLC”.

SECTION 2.3 The Members shall be Members in the Company and shall continue to do business under the name of the Company until the Operating Managers shall change the name or the Company shall terminate.

SECTION 2.4 The principal address of the Company shall be such place or places as the Operating Managers may determine. The Operating Managers will give notice to the Members promptly after any change in the location of the principal office of the Company.

SECTION 2.5 The Company shall terminate on the date provided in the Articles of Organization except that the Company may terminate prior to such date as provided in this Agreement.

ARTICLE III

Status of Members

SECTION 3.1 No Member will be bound by, or be personally liable for the expenses, liabilities or obligations of the Company.

SECTION 3.2 No Member will be entitled to withdraw any part of his Capital Account or to receive any distributions from the Company except as expressly provided in this Agreement.

SECTION 3.3 No Member will have the right to require partition of the Company property or to compel any sale or appraisal of the Company’s assets or any sale of a deceased Member’s interest in the Company’s assets, notwithstanding any provisions of law to the contrary.

ARTICLE IV

Meeting of Members

SECTION 4.1 An annual meeting of Members shall be held within five (5) months after the close of the fiscal year of the Company on such date and at the time and place (either within or without the state of its organization) as shall be fixed by the members. At the annual meeting, the members shall elect the Operating Managers and transact such other business as may properly be brought before the meeting.

SECTION 4.2 A special meeting of Members may be called at any time by the Operating Managers and shall be called by the Operating Managers at the request in writing of that Membership Interest specified in Schedule B of the Members entitled to vote at such meeting. Any such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of Members shall be confined to the purposes set forth in the notice thereof.

SECTION 4.3 Written notice of the time, place and purpose of every meeting of Members (and, if other than an annual meeting, the person or persons at whose direction the meeting is being called), shall be given by the Operating Managers to each Member of record entitled to vote at such meeting, not less than ten nor more than sixty days prior to the date set for the meeting. Notice shall be given either personally or by mailing said notice by first class mail to each Member at his address appearing on the record book of the Company or at such other address supplied by him in writing to the Operating Managers of the Company for the purpose of receiving notice.

A written waiver of notice setting forth the purposes of the meeting for which notice is waived, signed by the person or persons entitled to such notice, whether before or after the time of the meeting stated therein, shall be deemed equivalent to the giving of such notice. The attendance by a Member at a meeting either in person or by proxy without protesting the lack of notice thereof shall constitute a waiver of notice of such Member.

All notices given with respect to an original meeting shall extend to any and all adjournments thereof and such business as might have been transacted at the original meeting may be transacted at any adjournment thereof; no notice of any adjourned meeting need be given if an announcement of the time and place of the adjourned meeting is made at the original meeting.

SECTION 4.4 The holders of a majority in interest of the Members present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of members except as otherwise provided by statute or the Articles of Organization. If, however, a quorum shall not be present or represented at any meeting of Members, the Members entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is once present to organize a meeting, such quorum is not deemed broken by the subsequent withdrawal of any Members.

SECTION 4.5 Every Member entitled to vote at any meeting shall be entitled to vote in accordance with his membership interest in the Company held by him of record on the date fixed as the record date for said meeting and may so vote in person or by proxy. Any Company action shall be authorized by a majority in interest of the votes cast by the Members entitled to vote thereon except as may otherwise be provided by statute, the Articles of Organization or this Operating Agreement.

SECTION 4.6 Every proxy must be signed by the Member entitled to vote or by his duly authorized attorney-in-fact and shall be valid, only if filed with the Operating Managers of the Company prior to the commencement of voting on the matter in regard to which said proxy is to be voted. No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise expressly provided in the proxy. Every proxy shall be revocable at the pleasure of the person executing it except as otherwise provided by statute. Unless the proxy by its terms provides for a specific revocation date and except as otherwise provided by statute, revocation of a proxy shall not be effective unless and until such revocation is executed in writing by the Member who executed such proxy and the revocation is filed with the Operating Managers of the Company prior to the voting of the proxy.

SECTION 4.7 All meetings of Members shall be presided over by the Operating Managers, or if not present, by a Member thereby chosen by the Members at the meeting. The Operating Managers or the person presiding at the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 4.8 For the purpose of determining the Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof or to express consent or dissent from any proposal without a meeting, or for the purpose of determining the Members entitled to receive payment of any distribution of Cash Flow or the allotment of any rights, or for the purpose of any other action, the Members may fix, in advance, a date as the record date for any such determination of Members. Such date shall not be more than fifty nor less than ten days before the date of any meeting nor more than fifty days prior to any action taken without a meeting, the payment of any distribution of Cash Flow or the allotment of any rights, or any other action. When a determination of Members of record entitled to notice of, or to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Members fix a new record date under this Section for the adjourned date.

SECTION 4.9 The Company shall be entitled to treat the holder of record of any Membership Interest as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Membership Interest on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the Act.

ARTICLE V

Management

SECTION 5.1 Management of the Company shall be vested in all of the Members who shall also serve as Operating Managers of the Company. The Operating Managers shall vote in proportion to their Membership Interests in the Company. Except as otherwise provided in this Agreement, all decisions of the Operating Managers shall be by a majority in interest of the Members. All Operating Managers must be Members of the Company. No Member will take part in or interfere in any manner with the conduct or control of the business of the Company or have any right or authority to act for or bind the Company except as provided in this Agreement.

SECTION 5.2 The Operating Managers shall hold office for the term for which elected and until a successor has been elected and qualified. A vacancy in the office of Operating Manager arising from any cause may be filled for the unexpired portion of the term by the Members.

SECTION 5.3 Any Operating Manager may resign at any time by giving written notice to the Members. Any such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon the receipt thereof, irrespective of whether any such resignations shall have been accepted.

SECTION 5.4 The Company shall by managed by the Operating Managers and the conduct of the Company’s business shall be controlled and conducted solely and exclusively by the Operating Managers in accordance with this Agreement. In addition to and not in limitation of any right and powers conferred by law or other provisions of this Agreement, the Operating Managers shall have and may exercise on behalf of the Company all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Company, and to maximize Company profits. Such powers shall include, without limitation, the following:

A.	To open accounts and deposit and maintain funds in the name of the Company in banks or savings and loan associations;

B.	To determine the appropriate accounting method or methods to be used by the Company;

C.	To commence lawsuits and other proceedings;

D.	To retain accountants, attorneys or other agents to act on behalf of the Company;

E.	To execute, acknowledge and deliver any and all instruments to effectuate the foregoing, and to take all such action in connection therewith as the Operating Managers deem necessary or appropriate.

SECTION 5.5 Notwithstanding the foregoing, the Operating Managers may not make any of the following management decisions without obtaining the consent of a majority interest of the Members:

A.	To admit a person as a Member (which shall require unanimous consent in accordance with Section 9.1).

B.	To acquire, sell, assign, or otherwise transfer any interest in any property;

C.	To create any indebtedness for borrowed money whether or not secured;

D.	To make, execute or deliver on behalf of the Company any assignment for the benefit of creditors or any guarantee, indemnity bond, or surety bond;

E.	To obligate the Company or any Member as a surety, guarantor or accommodation party to any obligation;

F.	To confess any judgment on behalf of the Company;

G.	To do any act which makes it impossible to carry on the ordinary business of the Company;

H.	To make any decision regarding any employee;

I.	To obligate the Company in any manner for a liability in excess of $10,000;

J.	To approve the dissolution of Company;

K.	To approve the merger of the Company with another limited liability company;

L.	To adopt, amend, restate or revoke the Articles of Organization, subject to this Agreement and the Act.

SECTION 5.6 The Operating Manager shall serve as Tax Matters Member as such term is defined in Code Section 6231 (a)(7).

SECTION 5.7 Any person made or threatened to be made a party to an action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, then, is, or was a Manager, Member, employee or agent of the Company, or then serves or has served on behalf of the Company in any capacity at the request of the Company, shall be indemnified by the Company against reasonable expenses, judgments, fines and amounts actually and necessarily incurred in connection with the defense of such action or proceeding or in connection with an appeal therein, to the fullest extent permissible by the Act. Such right of indemnification shall not be deemed exclusive of any other rights to which such person may be entitled.

ARTICLE VI

Capital

SECTION 6.1 The Members have contributed to the Company in exchange for their Membership Interests, the cash and other property as set forth on Schedule A, annexed hereto.

SECTION 6.2 The fair market value and the adjusted basis of the contributing Member of any property other than cash contributed to the Company by a Member shall be set forth on Schedule A, annexed hereto.

SECTION 6.3 Except as expressly provided in this Agreement, no Member shall be required to make any additional contributions to the capital of the Company.

SECTION 6.4 No interest shall be paid on the Capital Account of any Member.

SECTION 6.5 A Capital Account shall be established for each Member on the books and records of the Company. If any assets of the Company are distributed to the Members in kind, the Capital Accounts of the Members shall be adjusted to reflect the difference between the fair market value of such assets on the date of distribution and the basis of the Company in such assets.

ARTICLE VII

Distributions of Cash

SECTION 7.1 The Company shall distribute to the Members from time to time all cash (regardless of the source thereof) of the Company which is not required for the operation or the reasonable working capital requirements of the Company (such cash is sometimes referred to herein as “Cash Flow”). For purposes of this Agreement all Cash Flow allocated to the Members shall be allocated among them in proportion to their respective Membership Interests.

SECTION 7.2 Distributions of Cash Flow shall be made from time to time in such manner as determined by the Operating Managers.

ARTICLE VIII

Profits and Losses

SECTION 8.1 The Net Profits and Net Losses of the Company shall be the net profits and net losses of the Company as determined for Federal income tax purposes.

SECTION 8.2 The Net Profits and Net Losses of the Company and each item of income, gain, loss, deduction or credit entering into the computation thereof, shall be allocated to the Members in the same proportions that they share in distributions of Cash Flow pursuant to Section 7.1, or if there is no Cash Flow, that they would have shared if there had been Cash Flow.

SECTION 8.3 References herein to “Reg. Sec.”, are to the regulations promulgated by the United States Treasury to the Code. The terms “minimum gain”, “minimum gain chargeback”, “qualified income offset”, “nonrecourse deduction” and “nonrecourse liability” are to be interpreted consistent with the definitions and use of such terms in Reg. Sec. 1.704-2 and Reg. Sec. 1.704-1. The following special allocations shall be made in the following order:

A.	Except as otherwise set forth in Reg. Sec. 1.704-2(f), if there is a net decrease in minimum gain, during the fiscal year of the Company, each Member, shall be specially allocated items of gross income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to that Member’s share of the net decrease of minimum gain determined in accordance with Reg. Sec. 1.704-2(g). Allocations in accordance with this Section shall be made first from the disposition of Company assets subject to nonrecourse liabilities, to the extent of the minimum gain attributable to those assets, and thereafter, from a pro-rata portion of the Company’s other items of income and gain for the taxable year. This Section is intended to comply with the minimum gain chargeback requirement of Reg. Sec. 1.704-2(f).

B.	Except as otherwise set forth in Reg. Sec. 1.704-2(i)(4), if there is a net decrease in a Member’s nonrecourse liability minimum gain attributable to Members’ nonrecourse liabilities during any fiscal year, each Member who has a share of the Member nonrecourse liability minimum gain attributable to Member nonrecourse liability shall be specially allocated items of gross income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to that Member’s share of the net decrease in Members’ nonrecourse debt minimum gain attributable to such Member nonrecourse debt. Allocations pursuant to this Section shall be made first from gain recognized from the disposition of Company assets subject to Member nonrecourse liabilities to the extent of Member minimum gain attributable to those assets, and thereafter, from a pro-rata portion of the Company’s other items of income and gain for the fiscal year. This section is intended to comply with the minimum gain chargeback requirements of Reg. Sec. 1.704-2(i).

C.	A Member who unexpectedly receives an adjustment, allocation or distribution described in (4), (5) or (6) of Reg. Sec. 1.704-1(b)(2)(ii)(d) will be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. An allocation shall be made pursuant to this Section and if and to the extent a Member would have a deficit in his adjusted Capital Account after all other allocations provided for in this Section 8.3 were made as if this paragraph were not in the Agreement.

D.	Nonrecourse deductions shall be allocated among the Members in the same proportion in which they share the Cash Flow of the Company.

E.	Any nonrecourse deduction shall be allocated to any Member who bears the economic risk of loss with respect to the Member nonrecourse liability to which such deduction is attributable.

SECTION 8.4 Any Company gain or loss realized with respect to property, other than money, contributed to the Company by a Member shall be shared among the Members pursuant to Code section 704(c) and regulations to be promulgated thereunder so as to take account of the difference between the Company basis and the fair market value of the property at the time of the contribution (“built-in gain or loss”). Such built-in gain or loss shall be allocated to the contributing Member upon the disposition of the property.

ARTICLE IX

Admission and Withdrawal of a Member

SECTION 9.1 A Member may transfer his interest in the Company to another person or entity only with the prior unanimous consent of the other Members either in writing or at a meeting called for such purpose. If all of the other Members do not approve of the transfer, the transferee shall have no right to participate in the management of the business and affairs of the Company or to become a Member. The transferee shall be entitled to receive the share of profits, losses and Cash Flow or other compensation by way of income and the return of contributions to which the transferor otherwise would be entitled.

SECTION 9.2 The Members agree to sign such additional documents as may be required in order to admit additional Members to the Company, pursuant to section 9.1 as well as, among other things, to provide for the division of profits, losses and Cash Flow among the Members.

SECTION 9.3 All costs and expenses incurred by the Company in connection with the assignment of a Member’s interest, including any filing fees and publishing costs and the fees and disbursements of counsel, shall be paid by the assigning Member.

SECTION 9.4 Each person who becomes a Member in the Company, by becoming a Member, shall and does hereby ratify and agree to be bound by the terms and conditions of this Agreement.

ARTICLE X

Termination or Dissolution of Company

SECTION 10.1 The Company shall be terminated prior to the date of expiration of the term as provided in Section 2.5 if (a) a majority in interest of the Members consent that the Company should be terminated and dissolved, or (b) the Company is dissolved pursuant to this Agreement.

SECTION 10.2 The Company shall be terminated in the event any Member (i) withdraws, resigns or is expelled from the Company; (ii) makes an assignment for the benefit of creditors, is the subject of an order for relief under Title 11 of the United States Code, files a petition or answer seeking for himself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law or regulation, files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against him in any proceeding of this nature, seeks, consents to, or acquiesces in the appointment of a trustee, receiver or liquidator for of all or any substantial part of his properties; (iii) dies; or (iv) a judgment is entered by a court of competent jurisdiction adjudicating him incompetent to manage his person or his property.

SECTION 10.3 If the Company is dissolved, the owners of a majority in interest of the remaining Members may elect to reconstitute and continue the Company as a Successor Company upon the same conditions as are set forth in this Agreement. Any such election to continue the Company will not result in the creation of a new Company among the remaining Members, nor will such election require the amendment of this Agreement or the execution of an amended Agreement.

SECTION 10.4 Upon the termination and dissolution of the Company, the then Operating Manager, or Operating Managers, if any, or, if there is no Operating Manager, any person elected to perform such liquidation by the written consent of the owners of a majority in interest of the Members, shall proceed to the liquidation of the Company. The proceeds of such liquidation shall be applied and distributed as follows:

A.	If any assets of the Company are to be distributed in kind, such assets shall be distributed on the basis of the fair market value thereof, and any Member entitled to any interest in such assets shall receive such interest therein as a tenant-in-common with all other Members so entitled. The fair market value of such assets shall be determined by an independent appraiser to be selected by the Company’s independent public accountants. The amount by which the fair market value of any property to be distributed in kind to the Members exceeds or is less than the basis of such property, shall, to the extent not otherwise recognized by the Company, be taken into account in computing Net Profits or Net Losses (and shall be allocated among the Members in accordance with Section 8.2) for purposes of crediting or charging the Capital Accounts of, and liquidating distributions to, the Members under Section 10.4.B.

B.	All distributions upon liquidation of the Company shall be distributed as follows: to each of the members, in proportion to the amounts of their respective positive Capital Accounts, as such accounts have been adjusted (i) in accordance with Section 6.5 to reflect the Net Profit or Net Loss realized or incurred upon the sale of the Company’s property or assets and any deemed sale pursuant to Section 10.4.A; (ii) in accordance with Section 8.2 to reflect all Net Profits or Net Losses with respect to the year of liquidation. No member shall be liable to repay the negative amount of his Capital Account.

SECTION 10.5 Each of the Members shall be furnished with a statement, reviewed by the Company’s independent public accountants, which shall set forth the assets and liabilities of the Company as of the date of the Company’s liquidation. Upon completion of the liquidation, the Operating Manager shall execute and cause to be filed Articles of Dissolution of the Company and any and all other documents necessary with respect to termination of the Company.

ARTICLE XI

Books and Reports

SECTION 11.1 The Operating Managers shall cause the Company to maintain the following records:

A.	Complete and accurate books of account, in which shall be entered, fully and accurately, each and every transaction of the Company, shall be kept by the Operating Managers at the principal office of the Company. The fiscal year of the Company shall be the calendar year. The books of account of the Company shall be kept in accordance with sound accounting practices and principles applied in a consistent manner by the Company; provided, however, that all methods of accounting and treating particular transactions shall be in accordance with the methods of accounting employed for Federal income tax purposes. All determinations by the Operating Managers with respect to the treatment of any item or its allocation for Federal, state or local tax purposes shall be binding upon all the Members unless the determination is inconsistent with any express provision of this Agreement.

B.	A current list of the full name and last known mailing address of each Member set forth in alphabetical order together with the contribution and share in profits and losses of each Member; a copy of the Articles of Organization of the Company and any amendments thereto; a copy of the Company Operating Agreement and any amendments thereto; a copy of the Company’s federal, state and local income tax returns for the three most recent fiscal years.

C.	Any Member shall have the right from time to time at his expense to have his accountants and representatives examine and/or audit the books and records of the Company and the information referred to in this Section, and the Operating Managers will make such books and records and information available for such examinations and/or audits.

SECTION 11.2 No value shall be placed for any purpose upon the Company name or the right to its use, or upon the goodwill of the Company or its business. Upon termination or dissolution of the Company (without reconstitution thereof) as provided in this Agreement, neither the Company name or the right to its use, nor the goodwill of the Company, shall be considered as an asset of the Company.

SECTION 11.3 The Operating Managers will cause to be sent to the Members within a reasonable period after the close of each year the following: (a) annual statements of the Company’s gross receipts and operating expenses, and the capital accounts of each Member, prepared by the Company’s independent public accountants, to be transmitted to each Member; and (b) a report to be transmitted to each Member indicating the Member’s share of the Company’s profit or loss for that year and the Member’s allocable share of all items of income, gain, loss, deduction, and credit, for Federal income tax purposes.

ARTICLE XII

Tax Elections

SECTION 12.1 In the event of a transfer of a Member’s interest, or upon the death of a Member, or in the event of the distribution of Company property to any party hereto, the Company may (but need not necessarily) file an election, in accordance with Section 754 of the Code to cause the basis of the Company property to be adjusted for Federal income tax purposes, as provided by Sections 734 and 743 of the Code.

ARTICLE XIII

Miscellaneous

SECTION 13.1 Any notice or other communication under this Agreement shall be in writing and shall be considered given when mailed by registered or certified mail, return receipt requested, to the parties at the following addresses (or at such other address as a party shall have previously specified by notice to the others as the address to which notice shall be given to him):

A.	If to the Company, to it in care of the Operating Managers at the address of the Company.

B.	If to the Operating Managers, to them at the address of the Company.

C.	If to any Member, to him at his address set forth on the books and records of the Company.

SECTION 13.2 This Agreement contains a complete statement of all of the arrangements among the parties with respect to the Company and cannot be changed or terminated orally or in any manner other than by a written agreement executed by all of the Members. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement which are not fully expressed in this Agreement.

SECTION 13.3 This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted.

SECTION 13.4 This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdiction in which the Company does business. If any provision of this Agreement, or the application thereof to any person or circumstance, shall for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected, but rather shall be enforced to the extent permitted by law.

SECTION 13.5 Anything hereinbefore in this Agreement to the contrary notwithstanding, all references to the property of the Company are deemed to include the profits, losses and Cash Flow of the property.

SECTION 13.6 Irrespective of the place of execution or performance, this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in the State of New York.

SECTION 13.7 The captions, headings and table of contents in this Agreement are solely for convenience of references and shall not affect its interpretation.

SECTION 13.8 This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which shall be deemed to constitute a single document.

SECTION 13.9 Whenever the context so requires, the male gender when used herein shall be deemed to include the female gender, the female gender shall be deemed to include the male gender, the singular shall be deemed to include the plural and the plural shall be deemed to include the singular.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

Name:	Sbarro, Inc.
Member:	Peter Beaudrault

Name:
Member:

Name:
Member:

SCHEDULE A

In alphabetical order, list name of Member, Membership Interest, address, taxpayer identification number and amount of capital contribution:

Sbarro, Inc.	10 units
Name of Member	Membership Percentage Interest

401 Broadhollow Road	Melville, N Y 11747
Street Address	City, State and Zip code

11-2501939	Peter Beaudrault
Taxpayer I.D. Number (Social Security Number)	Name of Principal if Entity

Capital Contribution

Name of Member	Membership Percentage Interest

Street Address	City, State and Zip code

Taxpayer I.D. Number (Social Security Number)	Name of Principal if Entity

Capital Contribution

SCHEDULE B

The Membership interest required to call a meeting of Members shall be:

             Percent